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                                                                    EXHIBIT 99.1
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[DIEBOLD LOGO]                                                  NEWSRELEASE
       We won't rest.

Media contact:                                              Investor contact:
Mike Jacobsen                                               John Kristoff
+1 330 490 3796                                             +1 330 490 5900
jacobsm1@diebold.com                                        kristoj@diebold.com


FOR IMMEDIATE RELEASE:
August 8, 2005

DIEBOLD CFO RESIGNS; KRAKORA NAMED INTERIM CFO
Company initiates internal and external search for successor

         NORTH CANTON, Ohio -- Diebold, Incorporated (NYSE: DBD) today announced that Gregory T. Geswein, senior vice president and chief financial officer has resigned, effective August 12, 2005. After serving as CFO for more than five years, Geswein is leaving the company to become CFO of The Reynolds and Reynolds Company (NYSE: REY), based near Dayton, Ohio. Kevin J. Krakora, vice president and corporate controller, has been named interim CFO until a successor is identified. Diebold will be conducting an internal and external search for a successor.

         "Greg's leadership has been instrumental to the company's success over the past five years. This is a voluntary decision on Greg's part, and we wish him well in his future endeavors. He will be missed," said Walden W. O'Dell, chairman and chief executive officer. "During his tenure, Greg built a very capable financial team, which will ensure a smooth transition as we search for a successor."

          Prior to joining Diebold as CFO in April 2000, Geswein spent a year with Agilysys (formerly Pioneer-Standard Electronics) in Cleveland, Ohio as CFO and 13 years with Mead Corporation in Dayton, Ohio. Originally from Ironton, Ohio, Geswein earned a bachelor's degree in Business Administration and an MBA, from the University of Cincinnati.

          "While I am very proud to have been a part of Diebold's transformation over the past five years, I am looking forward to returning to my roots in Southwest Ohio," said Geswein. "This affords me a unique opportunity to be closer to my family in that area."


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PAGE 2/DIEBOLD CFO RESIGNS; KRAKORA NAMED INTERIM CFO

         Krakora was senior vice president and chief financial officer at TelTek, Inc. in Atlanta, prior to joining Diebold in 2001. His other previous experience includes vice president, controller with Alumax Inc.; vice president and controller of the Customer Service and Support Division at Emerson Electric Co. in Columbus, Ohio; and various positions at Price Waterhouse in Cleveland. He received a master's degree in business administration from Case Western Reserve University in Cleveland, and a bachelor's degree from Columbia University in New York City.

FORWARD-LOOKING STATEMENTS
--------------------------
     In this press release, statements that are not reported, financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates and the company's implementation of cost-reduction initiatives. The use of the words "believes," "anticipates," "expects," "intends" and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

- competitive pressures, including pricing pressures and technological developments;
- changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;
- changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;
- acceptance of the company's product and technology introductions in the marketplace;
-    unanticipated litigation, claims or assessments;
- the company's ability to reduce costs and expenses and improve internal operating efficiencies;

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PAGE 3/DIEBOLD CFO RESIGNS; KRAKORA NAMED INTERIM CFO

- variations in consumer demand for financial self-service technologies, products and services;
- potential security violations to the company's information technology systems; and
- the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes.

         Diebold, Incorporated is a global leader in providing integrated self-service delivery systems, security and services. Diebold employs more than 14,000 associates with representation in nearly 90 countries worldwide and is headquartered in North Canton, Ohio, USA. Diebold reported revenue of $2.4 billion in 2004 and is publicly traded on the New York Stock Exchange under the symbol `DBD.' For more information, visit the company's Web site at www.diebold.com.

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PR/3187